As filed with the Securities and Exchange Commission on March 1, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CANNTRUST HOLDINGS INC.
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English (if applicable))

Ontario, Canada	2833	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))
3280 Langstaff Road, Unit 1
Vaughan, Ontario L4K 4Z8, Canada
Telephone: (647) 872-2300
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
1015 15th Street, NW, Suite 1000
Washington, District of Columbia 20005
Telephone: (202) 572-3111
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:
Thomas M. Rose Troutman Sanders LLP 401 9th Street, N.W. Suite 1000 Washington, D.C. 20004 Telephone: (202) 274-2950	Rick Moscone Fogler, Rubinoff LLP 77 King Street West, Suite 3000 Toronto, Ontario, M5K 1G8 Telephone: (416) 864-9700	Mitchell Sanders Goldman, Spring, Kichler & Sanders, LLP 40 Sheppard Avenue West, Suite 700 Toronto, Ontario, M2N 6K9 Telephone: (416) 225-9400
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):
A.    ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check appropriate box below)

1.   ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☒
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)(4)	Proposed maximum aggregate offering price(3)(4)		Amount of registration fee
Common Shares (no par value)	—		—		—
Warrants	—		—		—
Subscription Receipts	—		—		—
Debt Securities
Units	—		—		—
Total	US$531,580,000	US$	531,580,000	US$	64.427.50

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, warrants to purchase common shares, subscription receipts, debt securities and units of the Registrant (including common shares issuable upon exercise of any such securities, including without limitation, as a result of the application of anti-dilution provisions applicable thereto, the “Securities”) as shall have an aggregate initial offering price of up to US$531,580,000 (Cdn$700,000,000). The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

(4)
Determined based on the proposed maximum aggregate offering price of Cdn$700,000,000 converted into U.S. dollars based on the average exchange rate on February 28, 2019, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.7594.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, excluding the province of Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.
This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada, excluding the province of Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.   This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the United States Securities and Exchange Commission and with securities commissions or similar authorities in Canada.   Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the issuer at 3280 Langstaff Road, Unit 1, Vaughan, Ontario, L4K 4Z8, telephone (647) 872-2300, and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.
New Issue and Secondary Offering March 1, 2019
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
CANNTRUST HOLDINGS INC.
$700,000,000
COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS
DEBT SECURITIES
This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by CannTrust Holdings Inc. (“CannTrust”, or the “Company”) from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains valid, of up to $700,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares (“Common Shares”) in the capital of the Company; (ii) warrants (“Warrants”) to purchase other Securities (as defined below); (iii) subscription receipts (“Subscription Receipts”) convertible into other Securities; (iv) units (“Units”) comprised of one or more of any of the other Securities, or any combination of such Securities; (v) debt securities of the Company which may or may not be converted into other Securities (“Debt Securities” and together with the Common Shares, Warrants, Subscription Receipts and Units, the “Securities”). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company is permitted, under a multi-jurisdictional disclosure system (the “MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements, which are different from those of the United States.
The Company prepares its financial statements, which are incorporated by reference in this Prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and such financial statements are subject to Canadian auditing and auditor independence standards. The Company’s financial statements may not be comparable to the financial statements of United States issuers.
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because CannTrust is a corporation existing under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See “Enforceability of Civil Liabilities”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.
The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the offering price, whether the Common Shares are being offered for cash, the identity of any selling securityholders and any other terms specific to the Common Shares offered; (ii) in the case of Warrants, the number of Warrants being offered, the currency (which may be Canadian dollars or any other currency), the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency (which may be Canadian dollars or any other currency), the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; (iv) in the case of Units, the number of Units being offered, the currency (which may be Canadian dollars or any other currency), the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered; and (v) in the case of the Debt Securities, the designation, aggregate principal amount and authorized denominations of the Debt Securities, and limit on the aggregate principal amount of the Debt Securities, the currency (which may be Canadian dollars or any other currency), the issue price (at par, at a discount or at a premium), the issue and delivery date, the maturity date (including any provisions for the extension of a maturity date), the interest rate (either fixed or floating and, if floating, the method of determination thereof), the interest payment date(s), the provisions (if any) for subordination of the Debt Securities to other indebtedness, any redemption or purchase provisions, any repayment provisions, any terms entitling the holder to exchange or convert the Debt Securities into other securities, any defeasance provisions, security (if any) applicable to such Debt Securities and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.
No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.
The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will or expects to receive, and any other material terms of the plan of distribution.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
The issued and outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “TRST” and on the New York Stock Exchange (the “NYSE”) under the symbol “CTST” (which trading on the NYSE commenced on February 25, 2019). On February 28, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $12.02 and on the NYSE was US$9.13.
Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.
Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Forward-Looking Information” and “Risk Factors”.
You should only rely on the information contained in this Prospectus. The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.
Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.
The Company’s head office and registered office is located at 3280 Langstaff Road, Unit 1, Vaughan, Ontario, L4K 4Z8.

i

GENERAL MATTERS
Unless otherwise noted or the context indicates otherwise, the “Company”, “CannTrust”, “we”, “us” and “our” refers to CannTrust Holdings Inc. together with its subsidiaries, and “CannTrust Opco” refers to CannTrust Inc., a wholly-owned subsidiary of CannTrust Holdings Inc. The terms “cannabis”, “CBD”, “client”, “licence” and “THC” have the meanings given to such terms in the Cannabis Act (Canada) (the “Cannabis Act”) and the Cannabis Regulations made under the Cannabis Act (the “Cannabis Regulations”). Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using International Financial Reporting Standards as issued by the International Accounting Standards Board, which differs from United States generally accepted accounting principles.
Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company’s website should not be deemed to be part of this Prospectus or incorporated by reference into this Prospectus and should not be relied upon for the purpose of determining whether to invest in the Securities.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts refer to lawful currency of Canada. All references to “US$” or “U.S. dollars” are to the currency of the United States.
The following table sets forth, for each period indicated, the high, low and average exchange rates for United States dollars expressed in Canadian dollars, as provided by the Bank of Canada. The exchange rates below are based on the Bank of Canada daily exchange rate. The average exchange rate is calculated by using the average of the Bank of Canada daily exchange rates on the last day of each month during the relevant period.
	Quarter Ended September 30, 2018	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Low	$1.2905	$1.2288	$1.2128	$1.2536
High	$1.3255	$1.3642	$1.3743	$1.4559
Average	$1.3070	$1.2957	$1.2986	$1.3253
End	$1.2945	$1.3642	$1.2545	$1.3427
On February 28, 2019, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada daily rate, was C$1.00 = $1.3169.

FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect,” “believe”, “plan”, “project”, “assume”, “likely”, “may,” “will,” “should,” “intend,” or “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included or incorporated by reference in this Prospectus or any Prospectus Supplement should not be unduly relied upon. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:
•
the performance of the Company’s business and operations;

•
the intention to grow the business, operations and potential activities of the Company;

•
the ongoing and proposed expansion of the Company’s facilities, its costs and receipt of necessary regulatory approvals to complete such expansion and increase production and sale capacity;

•
the expected growth in the number of recreational users and patients using the Company’s cannabis;

•
the expected growth in the number of recreational users and patients using the Company’s cannabis oil extracts and related products;

•
the expected growth in the Company’s growing and cannabis oil extraction capacity;

•
the ability to successfully develop new products and obtain required regulatory approvals;

•
the methods used by the Company to deliver medical cannabis and cannabis oil extract related products;

•
the competitive conditions of the industry;

•
the applicable laws, regulations and any amendments thereof;

•
the competitive and business strategies of the Company;

•
the grant and impact of any licence or supplemental licence to conduct activities with cannabis and/or cannabis oil extracts or any amendments thereof;

•
the anticipated future gross revenues and profit margins of the Company’s operations; and

•
the proposed and anticipated changes to Canadian federal laws and provincial regulations regarding the adult-use recreational market and the business impacts on the Company.

Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. All forward-looking statements reflect management’s beliefs and assumptions based on information at the time the assumption was made. These forward-looking statements are not based on historical facts but rather management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities.
Certain of the forward-looking statements contained herein and in the documents incorporated by reference herein concerning the cannabis industry and the general expectations of CannTrust concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by CannTrust using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which CannTrust believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While CannTrust is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.
By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur, including those relating to the Company’s ability to execute its business plan, renew required permits and licences and related regulatory compliance matters, and other factors described under the heading “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference herein. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose.
Readers should not place undue reliance on forward-looking statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein are expressly qualified in their entirety by this cautionary statement. Investors in the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with investing in the Securities.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
We are subject to informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and applicable Canadian requirements and, in accordance therewith, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada, other than Québec, on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES
The Company exists under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.
As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Company or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Company or any of its directors or officers, as applicable, based upon United States federal securities laws.
In the United States, the Company has filed with the SEC, concurrently with CannTrust’s registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Company has appointed C T Corporation System, 1015 15th Street, NW, Suite 1000, Washington, District of Columbia 20005, U.S.A., as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Company in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.
Robert Marcovitch and John Kaden are directors who reside outside of Canada and they have appointed the following agent for service of process: Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, ON, M5K 1G8. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in each of the provinces in Canada, excluding Québec. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedar.com and www.sec.gov.
The following documents, filed by the Company with certain securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any subsequently filed document that is also incorporated by reference in this Prospectus:
(a)
the annual information form (the “AIF”) of the Company for the fiscal year ended December 31, 2017, dated March 29, 2018;

(b)
the Company’s audited consolidated financial statement for the years ended December 31, 2017 and 2016, together with the independent auditors’ reports thereon and the notes thereto, as amended;

(c)
the Company’s management’s discussion and analysis for the year ended December 31, 2017;

(d)
the Company’s unaudited interim financial statement for the three and nine months ended September 30, 2018;

(e)
the Company’s management’s discussion and analysis for the three and nine months ended September 30, 2018;

(f)
the management information circular of the Company dated April 12, 2018 in connection with the annual meeting of shareholders of the Company to be held on May 22, 2018;

(g)
the material change report dated February 12, 2018 related to the Company’s receipt of a Health Canada Sales Licence for the 250,000 square foot Phase 1 of its greenhouse production facility in the Niagara Region;

(h)
the material change report dated May 15, 2018 related to the Company entering into an agreement with a syndicate of underwriters for a bought deal offering of an aggregate of 8,350,000 units of the Company at a price of  $9.00 per unit for aggregate gross proceeds of  $75,150,000, including an over-allotment option (the “2018 Offering”);

(i)
the material change report dated May 16, 2018 related to the entering into of a revised agreement with a syndicate of underwriters for the 2018 Offering for an aggregate of 9,700,000 units of the Company at a price of  $9.00 per unit for aggregate gross proceeds of  $87,300,000;

(j)
the material change report dated June 5, 2018 related to the closing of the 2018 Offering for an aggregate of 11,155,000 units of the Company, with the exercise of the over-allotment option, at a price of  $9.00 per unit for aggregate gross proceeds of  $100,395,000;

(k)
the material change report dated October 4, 2018 related to the appointment of Peter Aceto as the Company’s Chief Executive Officer; and

(l)
the material change report dated February 19, 2019 related to the appointment of Greg Guyatt as the Company’s Chief Financial Officer.

Any documents of the type referred to in paragraphs (a)-(l) above or similar material and any documents required to be incorporated by reference herein pursuant to National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto, if filed by the Company with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and before the expiry of this Prospectus, are deemed to be incorporated by reference in this Prospectus.
Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this

Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.
A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.
In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of  “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.
One or more Prospectus Supplements containing the specific terms for an issue of Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.
The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS
The following is a summary of information about CannTrust and does not contain all the information about CannTrust that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and notes thereto and management’s discussion and analysis, that are incorporated by reference into and are considered to be part of this Prospectus.
Corporate Structure
CannTrust Opco was incorporated under the OBCA on August 16, 2013 as 2384634 Ontario Inc. CannTrust Opco filed articles of amendment on September 4, 2013 to change its name to Cannamed Pharma Inc. On November 25, 2014, CannTrust Opco filed articles of amendment to change its name to CannTrust Inc.
CannTrust Holdings Inc. was incorporated under the Business Corporations Act (Ontario) (“OBCA”) on March 16, 2015. On April 30, 2015, the Company and CannTrust Opco completed a corporate reorganization pursuant to which substantially all of the holders of common shares of CannTrust Opco exchanged their holdings of common shares of CannTrust Opco for common shares (“Common Shares”) of CannTrust Holdings Inc., resulting in CannTrust Opco becoming a subsidiary of the Company. On November 30, 2016, the Company filed articles of amendment to remove the transfer restrictions on the Common Shares and to remove the private company restrictions. Our head and principal executive offices are located at 3280 Langstaff Road, Unit 1, Vaughan, Ontario, L4K 4Z8.
Intercorporate Relationships
The following table sets out the corporate group of the Company as of the date of this Prospectus, including the governing jurisdiction of the various entities:
(1)
Cannabis Coffee & Tea Pod Company Ltd. (“CCTPC”) is held by CannTrust on a 50-50 basis with a wholly-owned subsidiary of Club Coffee L.P. (“Club Coffee”). Effective December 15, 2017, Club Coffee transferred its shares in the capital stock of CCTPC to Single Dose Solutions Inc.

Business of the Company
CannTrust is a federally regulated licensed producer and distributor of medical and recreational cannabis in Canada. The Company’s strategy is to produce the highest quality, standardized cannabis products. It is dedicated to the “pharmaceuticalization” of the medical cannabis market. The Company is also emerging as a leader in the adult-use recreational cannabis market. The Company has launched four recreational cannabis brands and has entered into supply agreements with Ontario, British Columbia, Alberta, Saskatchewan, Manitoba, Nova Scotia, New Brunswick, Newfoundland and Labrador, and Prince Edward Island.
Moreover, the Company is developing nanotechnology to develop new products in the medical, recreational, beauty, wellness and pet markets. The Company has established its international footprint through strategic partnerships for distribution and growth of cannabis products in Australia and Denmark. In addition, the Company in partnership with various research institutions, continues to contribute to the growing body of evidence-based research regarding the use and efficacy of cannabis.
REGULATORY FRAMEWORK
The following summary addresses the primary Canadian federal and provincial laws and regulations associated with the production and distribution of legal cannabis and related products. It does not address the laws and regulations of any other jurisdiction. The Company believes that, as of the date of this Prospectus, it is in material compliance with all laws and regulations summarized below.
Background
The Cannabis Act and Cannabis Regulations came into force on October 17, 2018, thereby legalizing the sale of cannabis for adult recreational use, and replacing the ACMPR and the Controlled Drugs and Substances Act (Canada) (the “CDSA”), as the governing legislation on the production, sale and distribution of medical cannabis. The ACMPR was repealed on the same day.
The Cannabis Act sets up the regulatory framework and licensing scheme for production, importation, exportation, testing, packaging, labelling, sending, delivery, transportation, sale, possession and disposal of cannabis for non-medicinal use (i.e., adult use). The Cannabis Act also regulates access to cannabis for medical purposes. The Cannabis Regulations provide the more detailed rules and standards that apply to the production, distribution, sale, importation and exportation of cannabis by federal licence holders.
In addition to these federal laws, each province has enacted its own legislation to regulate aspects of the recreational and medical cannabis market, such as the retail distribution regulations. See “Regulatory Framework — Provincial Regulatory Framework”.
Cannabis for Medical Purposes
With the Cannabis Act coming into force, the medical cannabis regime is no longer governed by the ACMPR and the CDSA. However, the medical cannabis regulatory framework under the Cannabis Act and the Cannabis Regulations remains substantively the same as under the CDSA and the ACMPR, with adjustments to create consistency with rules for non-medical use, improve patient access, and reduce the risk of abuse within the medical access system.
Under the Cannabis Regulations, patients have three options for obtaining cannabis for medical purposes: (i) they can continue to access cannabis by registering with licensed producers; (ii) they can register with Health Canada to produce a limited amount of cannabis for their own medical purposes; or (iii) they can designate someone else to produce cannabis for them. With respect to (ii) and (iii), starting materials, such as marijuana plants or seeds, must be obtained from licensed producers.
Licences, Permits and Authorizations
The Cannabis Regulations establish the following different classes of licences that are required depending on the nature of the activity being undertaken:
•
Cultivation licences — standard cultivation, micro-cultivation and nursery cultivation;

•
Processing licences — standard processing and micro-processing;

•
Sale, and sale for medical purposes;

•
Analytical testing;

•
Research; and

•
Cannabis drug licence.

Pursuant to the Cannabis Regulations, any licence issued will be valid for no more than five years. Each class and subclass of licence carries different rules and requirements. The licence, once issued, identifies the specific activities that the licensee is authorized to conduct. The activities permitted under each class or subclass of licence are set out in the Cannabis Regulations.
For example, cultivation licence holders may be authorized to: (i) possess cannabis; (ii) obtain cannabis by cultivating, propagating and harvesting cannabis; (iii) obtain cannabis by altering its chemical or physical properties by any means, for the purpose of testing; and (iv) sell cannabis. Unlike under the ACMPR, the cultivation licence holders are permitted to conduct both indoor and outdoor cultivation of cannabis.
Security Clearances
The Cannabis Act requires that certain individuals associated with a licensee, such as directors, officers, large shareholders and individuals identified by the Minister of Health (the “Minister”), obtain security clearances with Health Canada. The Minister grants security clearances if the Minister determines that the applicant does not pose an unacceptable risk to public health or public safety. The Minister may refuse to grant security clearance to individuals with associations to organized crime or with past criminal convictions. Individuals with a record of non-violent, lower-risk criminal activity may still be granted security clearance at the discretion of the Minister. Security clearances granted under the ACMPR are also considered to be valid security clearances under the Cannabis Regulations.
Cannabis Tracking System
Under the Cannabis Act, the Minister is authorized to establish and maintain a national cannabis tracking system. The cannabis tracking system was established by ministerial order, and came into effect on October 17, 2018. The purpose of this system is to track cannabis throughout the supply chain to help prevent diversion of cannabis into, and out of, the legal market. Under the tracking system licence holders are required to submit monthly reports to the Minister relating to inventory of its recreational and medical cannabis products.
Cannabis Products
The Cannabis Regulations set out the product categories that are permitted for sale. Currently, the Cannabis Regulations permit the sale of dried cannabis, cannabis oil, fresh cannabis, cannabis plants, and cannabis seeds, including in such forms as “pre-rolled” and capsule products. The THC content and serving size of cannabis products is limited by the Cannabis Regulations. Edible cannabis and cannabis concentrates are currently prohibited but are expected to be permitted for legal sale on October 17, 2019, according to the federal government.
For medical cannabis patients, Health Canada requires that medical documents be written to include the amount of dried cannabis in grams per day a patient may consume. This requirement applies equally to oils. To assist patients with determining how much oil they should be consuming per day, licensed producers are required to provide an equivalency factor outlining how much oil is equivalent to one gram of dried cannabis.
Packaging and Labelling
The Cannabis Regulations set out requirements pertaining to the packaging and labelling of cannabis products. The purpose of the packaging and labeling rules is to promote informed consumer choice, allow for the safe handling and transportation of cannabis, and to reduce the appeal of the products to youth.

Vendors must package cannabis in a way that is tamper-proof, child-resistant, prevents contamination and ensures dryness. The Cannabis Regulations also require plain packaging, with strict requirements for logos, colours and branding. The packaging must also contain the following product information:
(i)
product source information, including the class of cannabis and the name, phone number and email of the cultivator;

(ii)
a mandatory health warning, rotating between Heath Canada’s list of standard health warnings;

(iii)
the Health Canada standardized cannabis symbol; and

(iv)
information specifying THC and CBD content.

The Cannabis Regulations provide a six-month transitional period to allow licensed holders to sell cannabis products labelled in accordance with the ACMPR.
Advertising
The Cannabis Act places a general ban on promotion of cannabis, cannabis accessories or any service related to cannabis, unless the promotional activity is specifically authorized under the Cannabis Act. Cannabis products may be promoted at their point of sale if the promotion indicates only its availability and/or price. Further, brand preference and informational promotion is permitted if such promotion is:
•
in a communication that is addressed and sent to an individual who is 18 years of age or older and is identified by name;

•
in a place where young persons are not permitted; or

•
communicated by means of a telecommunication, where the person responsible for the content of the promotion has taken reasonable steps to ensure that the promotion cannot be accessed by a young person.

Health Products and Cosmetics Containing Cannabis
Health products containing cannabis or for use with cannabis are subject to the Food and Drugs Act in addition to the Cannabis Act. All health products claiming to provide a health benefit, to either humans or animals, must receive authorization prior to being sold, including prescription and non-prescription drugs, natural health products, veterinary drugs and veterinary health products, and medical devices. As part of the approval process, Health Canada reviews evidence to ensure that the product complies with safety, efficacy and quality requirements.
Under the Cannabis Regulations, the use of cannabis-derived ingredients (other than certain hemp seed derivatives containing no more than 10 parts per million THC) in cosmetics is permitted and will be subject to provisions of the Cannabis Act.
Provincial Regulatory Framework
The Cannabis Act provides that the provinces and territories of Canada have authority to regulate certain aspects of recreational cannabis (similar to the current regime for liquor and tobacco products), such as sale and distribution, minimum age requirements, places where cannabis can be consumed, and a range of other matters.
All Canadian provinces and territories have enacted regulatory regimes for the distribution and sale of cannabis for recreational purposes within those jurisdictions. There are three general frameworks that the provinces and territories have followed: (i) private cannabis retailers licensed by the province; (ii) government run retail stores; or (iii) a combination of both frameworks (e.g., privately licensed retail stores, while online retailers are operated by the applicable provincial government).
Regardless of the framework, the recreational cannabis market is supplied by federally licensed producers. In many cases, provinces that follow the licensed private retailer model will still have a government-run wholesale distributor. Such licensed private retail stores are or will be required to obtain their cannabis products from the wholesalers, and the wholesalers in turn, are or will be required to obtain the cannabis products from the federally licensed producers. The minimum age for purchase and possession of cannabis in each Canadian jurisdiction is 19 years old, except for Quebec and Alberta, where it is 18.
Ontario: In Ontario, the distribution and retail sale of recreational cannabis is conducted through the Ontario Cannabis Retail Corporation (“OCRC”), a subsidiary of the Liquor Control Board of Ontario. Online sales are conducted through the Ontario Cannabis Store platform. Ontario will allow the sale of recreational cannabis by private retailers with a target date of April 1, 2019. In addition, the regulatory regime in Ontario has the following requirements and features:
•
private retailers have to obtain both a retail operator licence and a retail store authorization. A retail operator licence allows the holder to operate one or more retail stores in Ontario. However, a separate retail store authorization is required for each store the retailer wishes to operate. Retail store authorizations are only to be issued to persons holding a retail operator licence. Private retailers are not permitted to sell cannabis online, but may only sell cannabis in person at an authorized retail store;

•
there must be at least one licensed manager for each authorized store location. The licensed manager is responsible for hiring and managing employees, overseeing cannabis sales, managing compliance and managing the cannabis inventory;

•
a corporation is not eligible to apply for a retail operator licence if more than 9.9% of the corporation is owned or controlled, either directly or indirectly, by a licensed producer or their affiliate;

•
federally licensed producers are prohibited from promoting their products by way of providing any material inducement to cannabis retailers;

•
municipalities and reserve band councils had the option to opt out of the retail cannabis market by resolution, and had until January 22, 2019 to pass such by-laws. Municipalities that opted out can still opt in at a later date, but once a municipality has opted in, it can no longer opt out. Municipalities may not pass a bylaw providing for a further system of licensing over the retail sale of cannabis. In total, 77 municipalities opted out of having a cannabis retail store; and

•
cannabis retail store operators are only permitted to purchase cannabis from the OCRC, which may in the future set a minimum price for cannabis or classes of cannabis.

Québec: In Québec, the sale of all recreational cannabis is managed and conducted through the stores of the Société québécoise du cannabis, a subsidiary of the Société des alcools du Québec, and its online site.
British Columbia: In British Columbia, recreational cannabis is sold through both public and privately operated stores, with the provincial Liquor Distribution Branch handling wholesale distribution.
Alberta: In Alberta, cannabis products are sold by private retailers that receive their products from a government-regulated distributor. Only licensed retail outlets are permitted to sell cannabis with online sales run by the Alberta Gaming and Liquor Commission.
Saskatchewan: In Saskatchewan, recreational cannabis is sold by private retailers. The Saskatchewan Liquor and Gaming Authority has committed to issuing up to 60 retail permits to private stores in roughly 40 municipalities and First Nation communities across the province. Municipalities can opt out of having a cannabis store if they choose.
Manitoba: In Manitoba, a private retail model is in place whereby the Manitoba Liquor and Lotteries Corporation manages the supply and distribution of cannabis to licensed private retailers, and the private sector operates the retail locations.
New Brunswick: In New Brunswick, the New Brunswick Liquor Corporation operates cannabis retail stores through a subsidiary, Cannabis NB. The crown corporation Cannabis Management Corporation is responsible for the oversight, organization, conduct, management and control of the retail sales of cannabis.

Nova Scotia: In Nova Scotia, the Nova Scotia Liquor Corporation is responsible for the regulation of cannabis in the province, and recreational cannabis is only to be sold publicly through government-operated storefronts and online sales.
Prince Edward Island: In Prince Edward Island, similar to New Brunswick and Nova Scotia, retail is controlled and operated by the government, and cannabis is sold in government-run stores and online.
Newfoundland and Labrador: In Newfoundland and Labrador, cannabis is sold through licensed private retailers. The crown-owned liquor corporation, the Newfoundland and Labrador Liquor Corp. (the “NLC”), controls the distribution to private retailers and sets prices for cannabis products. It is also the initial online retailer, although licences may later be issued to private retailers.
Yukon: The Yukon currently limits the distribution and sale of recreational cannabis to government outlets and the government-run online store. However, it is developing regulations to enable the licensing of private retailers.
Northwest Territories: The Northwest Territories is initially conducting the distribution and sale of cannabis through the Northwest Territories’ Liquor and Cannabis Commission (the “NTLCC”). However, the Northwest Territories is allowing private retailers to apply for retail licences. The NTLCC will control the inventory, sale and delivery of cannabis and set prices for cannabis products. Communities in the Northwest Territories will be able to hold a plebiscite to prohibit cannabis, similar to options currently available to restrict alcohol in the Northwest Territories.
Nunavut: In Nunavut, the Nunavut Liquor and Cannabis Commission (“NULC”) controls the distribution and sale of cannabis, which it conducts online and in physical stores. The NULC also has the authority to contract with agents for the sale of cannabis.
SHARE STRUCTURE
The authorized capital of the Company consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are 105,638,798 Common Shares issued and outstanding.
Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
As of the date of this Prospectus, the Company has not, since its inception, declared or paid any dividends on the Common Shares. The declaration of dividends on the Common Shares is within the discretion of the Board and will depend on the assessment of, among other factors, capital requirements, earnings, and the operating and financial condition of the Company. At the present time, the Company’s anticipated capital requirements are such that the Company follows a policy of retaining all available funds and any future earnings in order to finance the Company’s business development and corporate growth. The Company does not currently intend to declare or pay cash dividends on the Common Shares within the foreseeable future.

CONSOLIDATED CAPITALIZATION
There have been no material changes to the Company’s share and loan capitalization on a consolidated basis since September 30, 2018, the date of the Company’s most recent financial statements, except the following:
(a)
a total of 1,879,000 stock options were granted with an exercise price ranging from $6.86 to $11.88 per share and expiry ranging over five to seven years;

(b)
328,378 stock options were exercised to purchase 328,378 Common Shares at $2.00 to $6.21 per share;

(c)
on October 17, 2018, the Company finalized a partnership with Kindred Partners Inc., a wholly-owned subsidiary of Breakthru Beverage Group (“Breakthru”) to represent CannTrust’s specialty products to Canadian adult consumers for recreational use. In connection with this partnership, Breakthru purchased 902,405 Common Shares at $10.23 per share for gross proceeds of  $9,231,600. In addition, Breakthru was issued warrants to purchase up to an additional 2,000,000 Common Shares at a price per share equal to the 5-day volume weighted average price on the TSX immediately prior to the date the applicable warrants are exercised if the Company exceeds certain sales thresholds; and

(d)
64,125 warrants were exercised to purchase 64,125 Common Shares at $1.10 to $12.00 per share.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
THE SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:
•
the names of the selling securityholders;

•
the number or amount of Securities owned, controlled or directed by each selling securityholder;

•
the number or amount of Securities being distributed for the account of each selling securityholder;

•
the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•
whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•
all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS
Unless otherwise indicated in the applicable Prospectus Supplement relating to a specific offering and sale of Securities, the net proceeds from the sale of Securities will be added to the Company’s general funds for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, capital projects and potential future acquisitions, including in relation to international expansion. The Company will not receive any proceeds from any sales of Securities by any selling securityholders pursuant to a secondary offering. Specific information about the use of proceeds will be described in the applicable Prospectus Supplement.
Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors — Discretion in the Use of Proceeds”.
The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.
PLAN OF DISTRIBUTION
The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of  $700,000,000 in Securities hereunder.
The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Securities offered by the Company may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
This Prospectus may also, from time to time, relate to the offering of Securities by certain selling securityholders. The selling securityholders may sell all or a portion of Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the U.S. Exchange Act and the rules and regulations thereunder, which may limit the timing of purchases and sales of Securities by the selling securityholders and any other participating person.
The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company and/or the selling securityholders in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company and/or the selling securityholders will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions of the Canadian Securities Administrators, including sales made directly on the TSX, the NYSE or other existing trading markets for the Common Shares. Any such transactions that are deemed “at-the-market-distributions” will be subject to regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, the selling securityholders and/or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and/or the selling securityholders and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or the selling securityholders, to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under Canadian securities legislation and the United States Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and/or the selling securityholders in the ordinary course of business.
Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.
DESCRIPTION OF SECURITIES
The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.
Common Shares
Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the Board, dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
Warrants
The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.
Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone certificates. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):
•
the designation of the Warrants;

•
the aggregate number of Warrants offered and the offering price;

•
the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the exercise price of the Warrants;

•
the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•
the designation, number and terms of any Securities with which the Warrants are issued;

•
if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•
whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
whether such Warrants will be listed on any securities exchange;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
certain material Canadian and United States tax consequences of owning the Warrants; and

•
any other material terms and conditions of the Warrants.

Subscription Receipts
The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.
The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):
•
the aggregate number of Subscription Receipts offered;

•
the price at which the Subscription Receipts will be offered;

•
the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•
the dates or periods during which the Subscription Receipts are convertible into other Securities;

•
the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•
the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•
whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•
certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

•
any other material terms and conditions of the Subscription Receipts.

Units
The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):
•
the aggregate number of Units offered;

•
the price at which the Units will be offered;

•
the designation, number and terms of the Securities comprising the Units;

•
whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•
terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•
the date on and after which the Securities comprising the Units will be separately transferable;

•
whether the Securities comprising the Units will be listed on any securities exchange;

•
whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•
certain material Canadian and United States tax consequences of owning the Units; and

•
any other material terms and conditions of the Units.

Debt Securities
The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities may be offered separately or together with other Securities, as the case may be.
Debt Securities may be issued under one or more indentures or such other debt agreement as described in the Prospectus Supplement. The applicable Prospectus Supplement will include details of the Debt Securities agreements, if any, governing the Debt Securities being offered. A copy of any indenture or any agreement relating to an offering of Debt Securities will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):
•
the designation, aggregate principal amount and authorized denominations of the Debt Securities;

•
any limit upon the aggregate principal amount of the Debt Securities;

•
the currency for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•
the offering price of the Debt Securities and percentage of the principal amount at which they will be issued;

•
the date(s) on which the Debt Securities will be issued and delivered;

•
the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•
the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•
the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•
any guarantees given in respect of the Debt Securities;

•
whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreement;

•
the ranking of the Debt Securities and if applicable, their subordination to other indebtedness of the Company;

•
any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•
any repayment or sinking fund provisions;

•
events of default and covenants in respect of the Debt Securities; and

•
whether the Debt Securities may be converted or exchanged for other securities of the Company.

PRIOR SALES
Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME
The Common Shares are currently listed and posted for trading on the TSX under the symbol “TRST” after migrating from the CSE on March 5, 2018.
The following table sets forth the price range per Common Share and trading volume for the Common Shares on the CSE and TSX for the 12 month period up to the date of this Prospectus.
Period	High ($/share)	Low ($/share)	Volume
2018
February	10.60	7.5	11,119,121
March(1)	9.44	7.65	6,039,410
April	7.9	5.86	8,390,080
May	10.58	7.06	16,630,260
June	9.49	7.58	18,787,850
July	8.15	6.48	8,688,970
August	11	6.28	25,248,820
September	13.48	9.06	63,400,000
October	15.5	8.1	53,840,000
November	10.47	7	35,574,910
December	8.46	5.94	23,903,550
2019
January	10.12	6.47	30,042,270
February	13.20	9.55	43,379,100
DIVIDENDS
The Company has not, since its inception, declared or paid any dividends on the Common Shares. The declaration of dividends on the Common Shares is within the discretion of the Board and will depend on the assessment of, among other factors, capital requirements, earnings, and the operating and financial condition of the Company. At the present time, the Company’s anticipated capital requirements are such that the Company follows a policy of retaining all available funds and any future earnings in order to finance the Company’s business development and corporate growth. The Company does not currently intend to declare or pay cash dividends on the Common Shares within the foreseeable future.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.
The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).
Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS
Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”.
An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.
There is no guarantee that the Securities will earn any positive return in the short term or long term.
A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.
Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and a future Prospectus Supplement.
Management of the Company may spend net proceeds received by the Company from a sale of Securities in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.
The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.
The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.
The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control.
The factors which may contribute to market price fluctuations of the Common Shares include the following:
•
actual or anticipated fluctuations in the Company’s quarterly results of operations;

•
recommendations by securities research analysts;

•
changes in the economic performance or market valuations of companies in the industry in which the Company operates;

•
addition or departure of the Company’s executive officers and other key personnel;

•
release or expiration of transfer restrictions on outstanding Common Shares;

•
sales or perceived sales of additional Common Shares;

•
operating and financial performance that vary from the expectations of management, securities analysts and investors;

•
regulatory changes affecting the Company’s industry generally and its business and operations;

•
announcements of developments and other material events by the Company or its competitors;

•
fluctuations to the costs of vital production materials and services;

•
changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

•
operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and

•
news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets.

The Company has not declared and paid dividends in the past and may not declare and pay dividends in the future.
Any decision to declare and pay dividends in the future will be made at the discretion of the Company’s Board and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the Company’s Board may deem relevant. As a result, investors may not receive any return on an investment in the Common Shares unless they sell their Common Shares for a price greater than that which such investors paid for them.
There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange.
As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.
The Common Shares are currently listed in Canada on the TSX and in the United States on the NYSE (since February 25, 2019). As liquidity and trading patterns of securities listed on the TSX may be substantially different from those of securities listed on the NYSE, historical trading prices of the Common Shares on the TSX may not be indicative of the prices at which the Common Shares may trade in the future on the NYSE. There is no assurance that an active trading market for the Common Shares will develop or be sustained in the United States on the NYSE. If an active market for the Common Shares does not develop, it may be difficult for United States shareholders to sell their Common Shares without depressing the market price for such shares, or at all. Further, the listing on both the TSX and NYSE may increase price volatility due to various factors, including the ability to buy or sell common shares, different market conditions in different capital markets and different trading volumes. In addition, low trading volume may increase the price volatility of the Company’s common shares.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSX or maintain the listing on the NYSE or any other public stock exchange.
Any delays or complications in obtaining regulatory approvals, as well as failure to obtain any regulatory approvals, may have a material adverse effect on the business of the Company and result in additional costs.
Achievement of the Company’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of its products. The Company may not be able to accurately predict the impact of the compliance regime Health Canada is implementing for the Canadian medical and recreational cannabis industry. Similarly, the Company may not be able to accurately predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. The impact of Health Canada’s compliance regime, any delays in obtaining, or failure to obtain, regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the business, results of operations and financial condition of the Company.
Changes in laws, regulations and guidelines may result in significant compliance costs for the Company, including in relation to restrictions on branding and advertising, regulation of provincial distribution and excise taxes.
The Company’s operations are subject to various laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of cannabis as well as laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. If any changes to such laws, regulations or guidelines occur, which are matters beyond the control of the Company, the Company may incur significant costs in complying with such changes or it may be unable to comply therewith, which in turn may result in a material adverse effect on the Company’s business, financial condition and results of operations.
The Cannabis Act came into effect on October 17, 2018 to create a regulated adult-use recreational market for cannabis in Canada. The Cannabis Act and Cannabis Regulations prohibit testimonials, lifestyle branding and packaging as well as certain other promotional activity that is appealing to youth and set out broad prohibitions on the promotion of cannabis at the federal level. Provincial or territorial governments may add an additional layer of regulations on promotion of cannabis. The federal, provincial and territorial restrictions on advertising, marketing and the use of logos and brand names may reduce the value of certain of the Company’s products and brands or negatively impact its ability to compete with other companies in the cannabis market, which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.
In addition, the governments of every Canadian province and territory have enacted and implemented their respective regulatory regimes for the distribution and sale of cannabis for adult-use purposes within those jurisdictions. The provincial or territorial legislation and regulatory regimes may change in ways that impact the Company’s ability to continue its business as currently conducted or proposed to be conducted. There is no guarantee that provincial or territorial regulatory regimes governing the distribution and sale of cannabis for adult-use recreational purposes in each jurisdiction will remain as currently enacted or that any such legislation and regulation will create the growth opportunities that the Company currently anticipates. The federal and provincial or territorial legislation and regulatory regimes for cannabis products also include excise duties payable by licensed cannabis producers on adult-use recreational cannabis products, in addition to goods and services tax/harmonized sales tax in certain provinces and territories. The rate of the excise duties for cannabis products varies by province and territory. Any significant increase in the rate of excise duties on cannabis products in the future could reduce consumer demands for cannabis products and adversely impact the adult-use recreational cannabis industry and market in general. In addition, any increase in the rate of excise duties on cannabis products in the future could reduce the Company’s margins and profitability in the event that the Company could not or chose not to pass along such increases to consumers. Any of the foregoing could result in a material adverse effect of the Company’s business, financial condition, results of operations and prospects.

The adult-use recreational cannabis industry and market in Canada is also subject to certain risks that are unique to this industry, as well as the risks that are currently applicable to the medical cannabis market, which are described elsewhere in this “Risk Factors” section. If any of these shared risks occur, the Company’s business, financial condition, results of operations and prospects could be adversely affected in a number of ways, including by not being able to successfully compete in the adult-use recreational cannabis industry and by being subject to fines, damage awards and other penalties as a result of regulatory infractions or other claims brought against the Company.

INDEPENDENT AUDITORS
The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by them.
The Company’s audited consolidated financial statements for the years ended December 31, 2017 and 2016 have been audited by RSM Canada LLP, Chartered Accountants, (“RSM”). The audited consolidated financial statements have been incorporated by reference into this Prospectus, and the Registrant has filed the written consents of the independent auditors named in the related audit report. RSM was independent in accordance with the auditor’s code of professional conduct of the Chartered Professional Accountants of Ontario up to the date of the Notice of Change of Auditor on December 21, 2018.
LEGAL MATTERS
Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities may be passed upon on behalf of CannTrust by Fogler, Rubinoff LLP and Goldman, Spring, Kichler & Sanders LLP as to legal matters relating to Canadian law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be. As of the date hereof, the designated professionals of Fogler, Rubinoff LLP and Goldman, Spring, Kichler & Sanders LLP, collectively beneficially own, directly or indirectly, less than 1% of the Company’s outstanding securities.
TRANSFER AGENT AND REGISTRAR
The Company’s transfer agent and registrar is TSX Trust Company at its principal office in Toronto, Ontario. The co-transfer agent for the Common Shares in the United States is Continental Stock Transfer & Trust Company at its office in New York, New York.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (i) the documents listed under “Documents Incorporated by Reference”; (ii) the consent of the Company’s auditors; and (iii) powers of attorney from the Company’s directors and officers included on the signature pages of the registration statement. A copy of the form of any applicable warrant agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

In an offering of convertible, exchangeable or exercisable Securities, original purchasers will have a contractual right of rescission against the Company following the conversion, exchange or exercise of such Securities in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the securities issued upon conversion, exchange or exercise of such Securities, the amount paid for such Securities, provided that (i) the conversion, exchange or exercise takes place within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement and (ii) the right of rescission is exercised within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement.
Original purchasers of convertible, exchangeable or exercisable Securities are further cautioned that in an offering of convertible, exchangeable or exercisable Securities, the statutory right of action for damages for a misrepresentation contained in a prospectus is, under the securities legislation of certain provinces and territories, limited to the price at which the convertible, exchangeable or exercisable Security was offered to the public under the prospectus offering. Accordingly, any further payment made at the time of conversion, exchange or exercise of the security may not be recoverable in a statutory action for damages in those provinces and territories, as applicable. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE COMPANY
March 1, 2019
This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation in each of the provinces and territories of Canada.
By: Peter Aceto Chief Executive Officer	By: Greg Guyatt Chief Financial Officer
On Behalf of the Board of Directors
By: Mark Dawber Director	By: Mark Litwin Director
C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.
The by-laws of the Registrant provide that, except as provided in the OBCA, every director and officer of the Registrant, every former director and officer of the Registrant, and every person who acts or acted at the Registrant’s request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, shall at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of or having been a director or officer of the Registrant or such other corporation if, (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
The Registrant has policies in force and effect that insure the Registrant’s directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS
Exhibit Number	Description
4.1	Annual information form of the Registrant for the year ended December 31, 2017, dated March 29, 2018 (incorporated by reference to Exhibit 99.57 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.2	Audited annual financial statements of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.55 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.3	Management’s discussion and analysis of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.58 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.4	Interim financial statements of the Registrant for the nine months ended September 30, 2018 (incorporated by reference to Exhibit 99.122 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.5	Management’s discussion and analysis of the Registrant for the nine months ended September 30, 2018 (incorporated by reference to Exhibit 99.123 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.6	Material change report of the Registrant dated February 12, 2018 regarding the Registrant’s receipt of a Health Canada Sales Licence for Niagra Facility (incorporated by reference to Exhibit 99.45 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.7	Material change report of the Registrant dated May 15, 2018 regarding the Cdn$75 million bought deal financing (incorporated by reference to Exhibit 99.79 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.8	Material change report of the Registrant dated May 16, 2018 regarding upsize of previously announced offering to Cdn$87.3 million (incorporated by reference to Exhibit 99.81 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.9	Material change report of the Registrant dated June 5, 2018 regarding closing of Cdn$100,395,00 bought deal offering (incorporated by reference to Exhibit 99.95 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.10	Material change report of the Registrant dated October 4, 2018 regarding appointment of new CEO (incorporated by reference to Exhibit 99.114 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
4.11	Material change report of the Registrant dated February 19, 2019 regarding appointment of new CFO (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished with the SEC on February 20, 2019)
4.12	Management information circular of the Registrant for the annual meeting of shareholders of the Registrant held on May 22, 2018 (incorporated by reference to Exhibit 99.70 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on January 8, 2019)
5.1	Consent of Independent Auditor — RSM Canada LLP
6.1	Powers of Attorney (included on the signature page of this Registration Statement)

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
(a) Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Province of Ontario, Canada, on the 1st day of March, 2019.
CANNTRUST HOLDINGS INC.
By:
/s/ Greg Guyatt

Name: Greg Guyatt
Title:   Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Peter Aceto and Greg Guyatt or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 1, 2019.
Signature	Title
/s/ Peter Aceto Peter Aceto	Chief Executive Officer (principal executive officer)
/s/ Greg Guyatt Greg Guyatt	Chief Financial Officer (principal financial and accounting officer)
/s/ Eric Paul Eric Paul	Chairman
/s/ Mark Dawber Mark Dawber	Director
/s/ Mitchell Sanders Mitchell Sanders	Director
/s/ John T. Kaden John Kaden	Director
/s/ Mark Litwin Mark Litwin	Director
/s/ Shawna Page Shawna Page	Director
/s/ Robert Marcovitch Robert Marcovitch	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of CannTrust Holdings Inc. in the United States, on the 1st day of March, 2019.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title:   Managing Director